M. H. Meyerson & Co., Inc.









                          NOTICE OF 1998

                        ANNUAL MEETING OF

                         SHAREHOLDERS AND

                         PROXY STATEMENT



                           June 9, 1998






                     YOUR VOTE IS IMPORTANT!

     PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY
                    IN THE ENCLOSED ENVELOPE.

                    M. H. Meyerson & Co., Inc.






                                        April 22, 1998



Dear Shareholder:


     On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of M. H. Meyerson & Co., Inc. on
June 9, 1998 at 8:00 a.m., at Newport Tower, 525 Washington St., Jersey City, New Jersey, 07310. Information about the meeting is presented on the following pages.

     In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer shareholder questions.

     Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.



                                        Sincerely,



                                        /s/ Michael Silvestri

                                        Michael Silvestri
                                        President and Chief Operating Officer

                     M. H. Meyerson & Co., Inc.

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                        April 22, 1998


     The annual meeting of the shareholders of M. H. Meyerson & Co., Inc. (the "Company") will be held on June 9, 1998, at Newport Tower, 525 Washington St., Jersey City, New Jersey, at 8:00 a.m. for the following purposes:

          1. To elect the directors of the Company to serve for the ensuing period;

          2. To approve the employment of Vincent R. Vassallo, CPA, as independent accountant, to audit the books and accounts of the Company for fiscal year ending January 31, 1999; and

          3. To transact such other and further business as may properly come before the meeting.

     The accompanying Proxy Statement contains further information with respect to these matters.

     The Board of Directors has fixed the close of business on May 1, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A list of such shareholders will be available during regular business hours at the Company's office, 525 Washington Blvd. 34th Floor, Jersey City, New Jersey, on and after May 26, 1998, for inspection by any shareholder for any purpose germane to the meeting.

                                        By Order of the Board of Directors,

                                        /s/ Michael Silvestri

                                        Michael Silvestri
                                        President and Chief Operating Officer

                    M. H. Meyerson & Co., Inc.

                          PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of M. H. Meyerson & Co., Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The address of the Company's principal executive office is Newport Tower, 525 Washington Blvd., 34th Floor, Jersey City, New Jersey, 07310. This proxy statement and the form of proxy are being mailed to shareholders on or about May 8, 1998. A copy of the Company's Annual Report, including financial statements for the fiscal year ended January 31, 1998 is being mailed with this Proxy Statement.

             REVOCABILITY OF PROXY AND VOTING OF PROXY

     A proxy given by a shareholder may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for Directors named herein in Item 1 and in favor of Item 2 in the Notice of Annual Meeting. The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, the proxy will be voted in accordance with the best judgment of the Proxy Committee named therein. The Board of Directors knows of no matters, other than as described herein, that are to be presented at the meeting, but if matters other than those herein mentioned properly come before the meeting, the proxy will be voted by that Committee in a manner that the members of the Committee (in their judgement) consider to be in the best interests of the Company.

                   RECORD DATE AND VOTING RIGHTS

     Only shareholders of record at the close of business on May 1, 1998, are entitled to vote at the meeting. On such record date the Company had outstanding 5,055,335 shares of Common Stock. Each shareholder entitled to vote shall have one vote for each share of Common Stock registered in such shareholder's name on the books of the Company as of the record date. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the annual meeting. Abstention and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. " Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

     Approval of the independent accountant requires the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-voters will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

     The only people known by the Company to be the beneficial owner of more than five percent of the outstanding voting securities of the Company are:


 Title of   Name and Address of        Number of        Percent of      Total
  Class       Beneficial Owner          Common           Class on      Options
                                      Shares as of    April 17, 1998   Granted
                                     April 17, 1998

Common  Martin H. Meyerson             2,668,190(2)      48.709%      430,000
        c/o M. H. Meyerson & Co., Inc.
        525 Washington Blvd.
        Jersey City, NJ 07310
Common  Kenneth J. Koock                 579,625(3)      10.889%      275,000
        c/o M. H. Meyerson & Co., Inc.
        525 Washington Blvd.
        Jersey City, NJ 07310
Common  The Meyerson Family as a
        Group(1)                       2,982,815(4)      52.954%      585,000

(1) The Meyerson Family as a group includes Martin H. Meyerson, Joelle A. Meyerson, Jeffrey E. Meyerson, Jill E. Meyerson and Douglas J. Meyerson
(2) Includes 430,000 shares issuable upon exercise of stock options.
(3) Includes 275,000 shares issuable upon exercise of stock options.
(4) Includes 585,000 shares issuable upon exercise of stock options.


                      ELECTION OF DIRECTORS
                      (ITEM 1 ON PROXY CARD)

     The following persons have been nominated for election as Directors of the Company as members of the indicated class, to serve for a term of three years:


             Name             Age                Director           Class
                                                  Since
Michael Silvestri             50                  1993               III
Eugene M. Whitehouse          39                  1996               III
Alfred T. Duncan              54                  1997               III

     All Directors hold office until their terms expire and until their successors have been elected and qualified.

     Information about each Director is given below.

Martin H. Meyerson, Chairman, Chief Executive Officer and Chief
     Financial Officer

     Martin H. Meyerson is the Chairman, Chief Executive Officer, Chief Financial Officer and a director of the Company and was its President until 1984. Mr. Meyerson was also the President and a director of Bio

Recovery Technology, Inc., a research and development company involved in microbiological and pollution control products, from 1984 through 1986. He was also the chairman of the board of Bio Metallics, Inc., also involved in pollution control products, from 1987 through 1990. Mr. Meyerson graduated from Packard College in 1952, majoring in Business Administration.

     Michael Silvestri, President, Chief Operating Officer and Director

     Michael Silvestri joined the Company in 1978 as Manager and Cashier and has been President and Chief Operating Officer of the Company since 1984. He has been actively involved in the securities business for twenty-nine (29) years. His previous experience at Fahnstock & Company enabled him to expand his operational expertise in all trading areas. He has established new compliance and accounting procedures for the Company. Mr. Silvestri received a sociology and business degree from Brooklyn College in 1974. Mr. Silvestri became a Director in 1993.

Kenneth J. Koock, Vice Chairman and Director

     Kenneth Koock has been with the Company since 1977. In 1993, Mr. Koock became a Director of the Company. Mr. Koock received his B.A. degree from Duke University in 1963 and a law degree in 1966 from St. John's University. He was president of Bio Metallics, Inc. from 1987 through 1990 and is a member of the New York State Bar Association.

Jeffrey E. Meyerson, Vice President, Foreign Trading and Director

     Jeffrey E. Meyerson has been with the Company since 1987. He became Vice President of the Foreign Trading Department in 1989. He received an Economics/ Management degree from Ithaca College in 1987. Mr. Meyerson became a Director of the Company in 1993. Jeffrey E. Meyerson is the son of Martin H. Meyerson.

Joelle A. Meyerson, Treasurer and Director

     Joelle A. Meyerson actively joined the Company in 1979 as a Financial Principal and became a Director in 1994. She received a B.A. degree in Education from Brooklyn College in 1960, and a Masters degree in Education from Brooklyn College in 1962. Joelle A. Meyerson is the spouse of Martin H. Meyerson.

Eugene M. Whitehouse, Vice President, Controller, Secretary and Director

     Eugene M. Whitehouse has been associated with the firm since 1983, became a Vice President and the Company's Controller in 1994, and became a Director in 1996. He received a B.B.A. degree from Pace University in 1982, and an M.B.A. from St. Peter's College with a concentration in MIS in 1994, and a concentration in International Business in 1997.

Bertram Siegel, Esq., Director

     Bertram Siegel became a Director of the Company in 1994. Mr. Siegel is a partner in the law firm of Siegel and Siegel, and was a member of the Board of Directors of Bio Metallics, Inc., from 1987 through 1990. He is a member of the New Jersey and Bergen County Bar Associations, and received his Juris Doctor degree from Rutgers, the State University of New Jersey in 1963.

Martin Leventhal, CPA, Director

     Martin Leventhal graduated from Brooklyn College in 1958 and became a Certified Public Accountant in 1963. With the exception of time spent in military service, he has been actively involved in public accounting since his graduation. In 1971, he founded the firm most recently known as Martin Leventhal & Company, a CPA firm with approximately 25 employees. In 1997, Martin Leventhal & Company merged with Weinick, Sanders & Co. to form Weinick,
Sanders, Leventhal & Co., LLP, with approximately 100 employees, of which Mr. Leventhal is the executive partner. He is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants, for which he served on numerous committees. He has also held a principal's license in the securities industry.

Alfred T. Duncan, Director

     Alfred T. Duncan has been an independent management consultant since 1992, specializing in financial management for small growth firms. Prior to 1992, he held numerous senior positions with Commodore International, Ltd. including General Manager of Latin America and Eastern Europe (1990-1991) and General Manager of U. S. operations (1987-1990). He was President and Chief Executive Officer of Victor Technologies (1986-1987) and has held financial management positions with A. M. International, Abbott Laboratories, First National Bank of Chicago, and Ford Motor Company. He received an M.B.A. degree from Harvard University in 1972 and a B.S.C.E. degree from Duke University in 1965.

Certain Relationships and Related Transactions

     The Company currently leases approximately 30,000 sq. ft. of space in an office building known as the Newport Tower, located at 525 Washington Blvd., Jersey City, New Jersey. The lease is in effect through July 31, 2011. The rent charges on the space for the years ended January 31, 1998 and January 31, 1997 were $954,071 and $429,459, respectively.

     In addition, the Company also pays maintenance charges for additional space in North Miami Beach, Florida, under an agreement with Martin H. Meyerson, who owns the property in question. This space is primarily used for entertainment and investment banking purposes. The total maintenance charges for the years ending January 31, 1998 and 1997 were $10,440 and $17,977, respectively. The Company also pays rent for space in New York City, New York, which is leased in the name of Martin H. Meyerson. The property is used primarily for entertainment and investment banking purposes. The total rent paid on this space for the years ended January 31, 1998 and 1997 were $31,310 and $31,310, respectively.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

     To the best of the Company's knowledge and belief, based solely on a review of the copies of the required filings and written representations furnished to the Company, no director, officer or beneficial owner of more than ten percent of any class of equity securities of the registrant failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during fiscal year 1998.

Executive Compensation

     The following table sets forth as of the year ended January 31, 1998, the cash compensation paid by the Company for services rendered in all capabilities to all executives whose cash compensation exceeded $100,000 during the year, and all Executive Officers as a group.


Name of Individual                                                  Total
  or Number of                  Fiscal                               Cash
Persons in Group                 Year     Salary     Bonus(4)   Compensation(1)

Martin H. Meyerson, Chairman(5)   1998  $   600,000   $      0    $   600,000
                                  1997      600,000    200,000        800,000
                                  1996      600,000          0        600,000
Kenneth J. Koock, Vice
 Chairman(2)(5)                   1998      574,800          0        574,800
                                  1997    1,448,800          0      1,448,800
                                  1996    1,049,800          0      1,049,800
Michael Silvestri, President
and Chief Operating Officer(3)(5) 1998      215,018          0        215,018
                                  1997      270,111    100,000        370,111
                                  1996      200,000    119,248        319,248
All Executive Officers as a group
(3 persons)                       1998    1,389,818          0      1,389,818
                                  1997    2,318,911    300,000      2,618,911
                                  1996    1,849,800    119,248      1,969,048

(1) Does not include personal benefits which do not exceed 10% of the cash compensation for all executive officers as a group.
(2) Mr. Koock does not receive a base salary. His compensation is based on commissions earned.
(3) Mr. Silvestri earns compensation based on commissions earned in addition to his contracted salary and incentive amounts.
(4) Martin H. Meyerson received grants of options for 200,000 shares from the employee stock option plan in lieu of cash bonuses in fiscal 1996.
(5) Mr. Meyerson, Mr. Koock, and Mr. Silvestri received grants of options for 15,000, 10,000, and 5,000 shares respectively during fiscal 1998 for serving as members of the Company's Board of Directors.


Option Grants in Last Fiscal Year


                              % of Total Options
                                  Granted to        Exercise or
                      Options Employees in Fiscal       Base       Expiration
  Name                Granted        Year           Price/Share       Date



Martin H. Meyerson    15,000         5.455            $ 6.12         6/13/2002
Kenneth J. Koock      10,000         3.636            $ 5.56         6/13/2002
Michael Silvestri      5,000         1.818            $ 5.56         6/13/2002

Fiscal Year-End Option Values

                              Number of Shares       Value of Unexercised
                           Underlying Unexercised    In-the Money Options
  Name                      Options at 1/31/1998      at 1/31/1998 (1)

                      Exercisable   Unexercisable   Exercisable   Unexercisable

Martin H. Meyerson      430,000             0       $ 838,562.50            0
Kenneth J. Koock        275,000             0       $  68,437.50            0
Michael Silvestri        15,000             0       $   8,125.00            0

(1) Represents the difference between the exercise price of the outstanding options and the estimated market price of the Common Stock on January 30, 1998 of $3.6875 per share.

Share Performance Graph

The following graph shows changes over the past four year period (the Company has been public for less than five years) of $100 invested in: (1) the Nasdaq Stock Market, (2) The Nasdaq Financial Stocks, and (3) the Company's Common Stock.


                  (Graphical Image Omitted)

Employment Agreements

     The Company has employment agreements with Messrs. Meyerson and Silvestri. The agreements provide for base annual compensation of $600,000 and $200,000 respectively, plus certain incentive compensation. The agreements were for a three (3) year period from October, 1993, and were renewed automatically for succeeding periods of one (1) year. In the event the Company terminates without cause the employment of either of Mr. Meyerson or Mr. Silvestri (except by causing non-renewal of such employment agreement), they would receive a severance payment equal to one year's base salary plus accrued benefits and incentive compensation.


1993 Incentive Option Plan

     In 1993, the Company established the 1993 Stock Option Plan (the "Plan") administered by the Board of Directors. A total of 2,500,000 shares of Common Stock are reserved for issuance under the Plan. Options may be granted to employees, directors, and other qualified individuals. The Plan provides for the granting of options that are intended to qualify as Incentive Stock Options within the meaning of Section 422A of the Code and also provides for the granting of options that are not intended to so qualify ("non-qualified stock options").

     The Board of Directors determines the terms and conditions of the options granted, including the exercise price and number of shares subject to the option. The Board has the power under the Plan to delegate some or all of its powers under such Plan to a committee appointed by the Board consisting of not less than two members of the Board. The exercise price of shares of Common Stock subject to options qualifying as Incentive Stock Options must not be less than the fair market value of the Common Stock on the date of the grant. The exercise price of the Incentive Stock Options granted under the Plan to any participant who possesses more than 10% of the total combined voting stock of the Company must be at least equal to 110% of the fair market value on the date of the grant.

     As of January 31, 1998, 1,445,500 options have been granted under this plan, 1,231,000 of which became exercisable as of January 31, 1998 and the balance will become exercisable at varying times through June, 1999. The outstanding options have exercise prices from $1.00 to $6.12 per share. 64,500 options were exercised and 1,381,000 are outstanding.

     No option granted under the Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by the optionee.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding share of the Common Stock beneficially owned as of April 17, 1998 by (i) each person or group, known to the Company, who beneficially owns more than five percent of the Common Stock, (ii) each of the Company's Directors, and (iii) all officers and Directors as a group.

Title of  Name and Address of     Number of Shares      Percent of     Total
 Class      Beneficial Owner        and Options        Class as of    Options
                                 Beneficially Owned      April 17,    Granted
                                as of April 17, 1998(1)    1998

Common  Martin H. Meyerson
        c/o M. H. Meyerson & Co., Inc. 2,668,190          48.709%     430,000
Common  Michael Silvestri
        c/o M. H. Meyerson & Co., Inc.    72,135           1.425%      15,000
Common  Kenneth J. Koock
        c/o M. H. Meyerson & Co., Inc.   579,625          10.890%     275,000
Common  Jeffrey E. Meyerson
        c/o M. H. Meyerson & Co., Inc.   164,625           3.179%     130,000
Common  Joelle A. Meyerson
        c/o M. H. Meyerson & Co., Inc.   125,000           2.464%      25,000
Common  Eugene M. Whitehouse
        c/o M. H. Meyerson & Co., Inc.    40,000           0.791%      10,000
Common  Bertram Siegel, Esq.
        c/o M. H. Meyerson & Co., Inc.    80,000           1.560%      80,000
Common  Martin Leventhal, CPA
        c/o M. H. Meyerson & Co., Inc.    75,000           1.464%      75,000
Common  Alfred Duncan
        c/o M. H. Meyerson & Co., Inc.    15,000           0.296%      15,000
Common  All Officers and Directors as
        a group (10 people)            3,819,575          62.587%   1,055,000

(1) Amounts and percentages include shares issuable upon exercise of options granted.

               APPROVAL OF INDEPENDENT ACCOUNTANTS
                      (ITEM 2 ON PROXY CARD)

     Action will be taken with respect to the approval of independent accountants for the Company for the fiscal year ending January 31, 1999. The Board of Directors has, subject to such approval, selected Vincent R. Vassallo, CPA. Vincent R. Vassallo, also conducted the audits of the Company's records for the years ended January 31, 1998 and 1997. Vincent R. Vassallo is not expected to be present at the meeting.

     The Board of Directors of M. H. Meyerson & Co., Inc. unanimously recommends a vote FOR the proposal to approve the employment of Vincent R. Vassallo, CPA.



           ADDITIONAL INFORMATION CONCERNING THE BOARD
                   OF DIRECTORS OF THE COMPANY

     During the year ended January 31, 1998 the Board of Directors held one meeting. No director was absent from any meeting. In addition to scheduled meetings, a number of Directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

     Directors receive 5,000 options to purchase shares of Common Stock of the Company annually. Outside Directors are compensated $300 for each meeting of the Board of Directors he or she attends. Inside Directors have waived their right to be compensated for attending meetings of the Board of Directors.

Audit Committee

     The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention, or termination of the Company's independent accountants; determining through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the Chief Financial Officer their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; discuss with management any concerns the Committee may have with regard to the Company's business practices; hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants, and the Chief Financial Officer to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors.

     The Audit Committee consists of Mr. Michael Silvestri, Mr. Bertram Siegel, Esq., and Mr. Alfred Duncan.

                  SHAREHOLDER PROPOSALS FOR 1999

     Proposals of security holders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than February 16, 1999.


                        ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-KSB for the year ended January 31, 1998 including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-KSB is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

                         OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. Solicitation also may be made by the Company's officers, directors, or employees, personally or by telephone.



Jersey City, New Jersey
April 22, 1998